Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-4, and related prospectuses of The Williams Companies, Inc. and in the following registration statements on Form S-8 of our reports dated February 22, 2007, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc., The Williams Companies, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Williams Companies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006:
     Form S-3:
Registration Statement Nos. 333-20927, 333-20929, 333-27311, 333-29185, 333-35097, 333-35101, 333-70394, 333-85540, 333-106504, and 333-134293
     Form S-4:
Registration Statement Nos. 333-57416, 333-63202, 333-72982, 333-85568, 333-101788, and 333-129779
     Form S-8:
Registration No. 33-58671 — The Williams Companies, Inc. Stock Plan for Nonofficer Employees
Registration No. 33-58971 — Transco Energy Company Thrift Plan
Registration No. 333-03957 — The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors
Registration No. 333-11151 — The Williams Companies, Inc. 1996 Stock Plan
Registration No. 333-40721 — The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees
Registration No. 333-51994 — The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees
Registration No. 333-66474 — The Williams Companies, Inc. 2001 Stock Plan
Registration No. 333-76929 — The Williams International Stock Plan
Registration No. 333-85542 — The Williams Investment Plus Plan
Registration No. 333-85546 — The Williams Companies, Inc. 2002 Incentive Plan
/s/ Ernst & Young LLP
Tulsa, Oklahoma
February 22, 2007